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                       [Letterhead of U.S. Bank of Idaho]






March 3, 1997


American Stores Company
709 East South Temple
Salt Lake City, UT 84102
Attn.:  Kathleen McDermott and Teresa Beck

Dear Ms. McDermott and Ms. Beck:

Reference is made to that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated February 20, 1997, by and among American Stores Company, a Delaware corporation (the "Company"), and the persons listed on the signature pages thereto. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Stock Purchase Agreement. The undersigned is listed on Schedule 2 to the Stock Purchase Agreement, together with the number of Shares owned by the undersigned.

The undersigned hereby agrees to become a Additional Seller and to (i) thereby sell the number of Shares computed in accordance with Section 1 of the Stock Purchase Agreement and (ii) be bound by each of the terms, representations, covenants and obligations applicable to Sellers under the Stock Purchase Agreement and the Registration Rights Agreement.

The undersigned further agrees that any notices required to be sent to the undersigned pursuant to the Stock Purchase Agreement and the Registration Rights Agreement shall be deemed to be validly sent for all purposes of such Agreements if sent to the attention of the undersigned at the address set forth on the revised copy of Schedule 2 to the Stock Purchase Agreement enclosed herewith.
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This letter agreement is being delivered by the undersigned to the Company and the Initial Sellers within 10 business days after the date of the Stock Purchase Agreement.

Please acknowledge your receipt of this letter agreement by executing the enclosed copy of this letter and returning it to the undersigned. Also please return to the undersigned an updated and final copy of Schedule 1 to the Stock Purchase Agreement reflecting the Shares Owned, Repurchased Shares and Payment Amount applicable to the undersigned.

                                                Very truly yours,


                                                U.S. Bank of Idaho as Trustee
                                                of each of the Trusts listed
                                                on the initialed pages of
                                                Schedule 2 attached hereto.


                                                By:  /s/ Michael W. Sullivan
                                                     --------------------------
                                                             Vice President

Acknowledged and Agreed:

AMERICAN STORES COMPANY

By: /s/ Teresa Beck
   ------------------------------
   Name:  Teresa Beck
   Title: Chief Financial Officer





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                               REVISED SCHEDULE 2

                  U.S. Bank, As Trustee
U.S. Bank, Successor Trustee, UA dtd 9/13/68 with Lynda Sue                         267,884
Skaggs (Balukoff) The Lynda Sue Skaggs (Balukoff) Personal Trust

U.S. Bank, Successor Trustee, UA dtd 2/2/66 with Vivian Skaggs                       49,200
Armstrong for the benefit of Lynda Sue Skaggs (Balukoff)

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                     10,352
Armstrong for the benefit of David P. Langton, Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                         10,140
Skaggs Armstrong for the benefit of David Paul Langton, Age 30
Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                     10,352
Armstrong for the benefit of Melissa Rae Langton, Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                         10,140
Skaggs Armstrong for the benefit of Melissa Rae Langton, Age 30
Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                     10,352
Armstrong for the benefit of Sherri Lyn Balukoff, Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                         10,140
Skaggs Armstrong for the benefit of Sherri Lyn Balukoff, Age 30
Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                     10,352
Armstrong for the benefit of Jenifer Balukoff,  Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                          9,680
Skaggs Armstrong for the benefit of Jenifer Balukoff, Age 30 Trust


U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                        10,353
Armstrong for the benefit of Anthony Joseph Balukoff, Jr., Lifetime
Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                            10,140
Skaggs Armstrong for the benefit of Anthony Joseph Balukoff, Jr.,
Age 30 Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                        10,353
Armstrong for the benefit of Stephen R. Balukoff, Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                            10,140
Skaggs Armstrong for the benefit of Stephen Robert Balukoff, Age 30
Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                        10,352
Armstrong for the benefit of Karen Marie Balukoff, Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                            10,140
Skaggs Armstrong for the benefit of Karen Marie Balukoff, Age 30
Trust

U.S. Bank, Successor Trustee, UA dtd 11/23/83 with Vivian Skaggs                        10,353
Armstrong for the benefit of Sam Balukoff, Lifetime Trust

U.S. Bank, As Successor Trustee, UA dtd 11/23/83 with Vivian                            10,140
Skaggs Armstrong for the benefit of Sam Balukoff, Age 30 Trust

U.S. Bank, As Trustee, UA dtd 11/23/83 with Linda Sue Skaggs                           220,000
Balukoff, the Balukoff Charitable Remainder Trust


                                                         Total:                        700,563
                                                                                       -------


Address for Notices to U.S. Bank:

101 South Capitol Boulevard
Boise, Idaho  83702
Attn:  Michael W. Sullivan
Fax (208) 383-3870






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or

P.O. Box 7928
Boise, Idaho 83707
Attn:  Michael W. Sullivan
Fax (208) 383-3870





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